                                                                     EXHIBIT  11

                                   AMRE, INC.

               COMPUTATION OF WEIGHTED AVERAGE SHARES OUTSTANDING

                                 (IN THOUSANDS)




                                                         Three-month                    Six-month
                                                         periods ended                 periods ended
                                                      --------------------          ----------------------
                                                      July 2,     June 26,           July 2,      June 26,
                                                       1995         1994              1995         1994
                                                      -------     --------          --------     --------
Common Stock outstanding  . . . . . . . . . . . .      12,850       12,850            12,850       12,850
Common Stock equivalents  . . . . . . . . . . . .       --              38             --              36
                                                       ------       ------            ------       ------
Weighted average number of shares
    outstanding . . . . . . . . . . . . . . . . .      12,850       12,888            12,850       12,886
                                                       ======       ======            ======       ======